Exhibit 3.1

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DARIOHEALTH CORP.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF AUGUST, A.D. 2025, AT 10:36 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE EIGHTH DAY OF AUGUST, A.D. 2025 AT 5:30 O’CLOCK P.M.

5023353 8100 SR# 20253613871
Authentication: 204425129 Date: 08-08-25
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:36 AM 08/08/2025 FILED 10:36 AM 08/08/2025 SR 20253613871 - File Number 5023353	CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF DARIOHEALTH CORP.

DarioHealth Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is DarioHealth Corp.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of lncorporation filed with the Secretary of State on November 14, 2019.

THIRD: The first sentence of Article Fourth, Section 1 of the Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“Fourth: The total amount of stock that this corporation is authorized to issue is 405,000,000 shares, par value $0.0001 per share, of which 400,000,000 shares shall be common stock, par value $0.0001 per share (the “Common Stock”), and 5,000,000 shares shall be designated as preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of 5:30 p.m. New York Time on August 8, 2025.

SIXTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized on this 8th day of August, 2025.

[Signature Page Follows]

DarioHealth Corp.- Amendment to Certificate of Incorporation to Amend Authorized Capital Shares (July 2025) 4909-8805-4617 v.4 - 8/5/2025 5:07 PM

DARIOHEALTH CORP.

By:
Name: Chen Franco-Yehuda
Its: Chief Financial Officer

DarioHealth Corp.- Amendment to Certificate of Incorporation to Amend Authorized Capital Shares (July 2025) 4909-8805-4617 v.4 - 8/5/2025 5:07 PM